UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Neuronetics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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NEURONETICS, INC.
3222 Phoenixville Pike, Malvern, Pennsylvania 19355
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2023
Dear Stockholder:
You are cordially invited to attend the virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Neuronetics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held solely via live webcast on Thursday, May 25, 2023 at 8:00 a.m. Eastern Time to conduct the following business:
1.	To elect the eight nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified.
2.	To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its year ending December 31, 2023.
3.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record and beneficial owners of our common stock at the close of business on March 30, 2023 are eligible to attend and vote at the Annual Meeting or any adjournment thereof. If you are a stockholder of record, you will need to visit www.virtualshareholdermeeting.com/STIM2023 and use the16-digit control number received in your notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage stockholders to log in to the foregoing website and access the webcast before the start time of the Annual Meeting.
By Order of the Board of Directors

W. Andrew Macan
Executive Vice President, General Counsel, Chief Compliance
Officer and Corporate Secretary
Malvern, Pennsylvania
April 13, 2023
If you are a stockholder of record or a beneficial owner of our common stock at the close of business on March 30, 2023, you are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy card or voting instruction form mailed to you, or vote over the telephone or the internet as instructed in these materials or materials provided by your broker, bank or other agent, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote directly if you attend the Annual Meeting.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2023:
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders,
Proxy Statement, Proxy Card and 2022 Annual Report are available at
www.virtualshareholdermeeting.com/STIM2023

i

NEURONETICS, INC.
3222 Phoenixville Pike, Malvern, Pennsylvania 19355

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
April 13, 2023

INTRODUCTION
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Neuronetics, Inc. (“Neuronetics,” “we,” “us,” “our,” and the “Company”) will be held virtually on Thursday, May 25, 2023 at 8:00 a.m. Eastern Time. To attend and participate in the virtual Annual Meeting, stockholders of record will need to visit www.virtualshareholdermeeting.com/STIM2023 and use their 16-digit control number (the “Control Number”) received in their notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage stockholders to log in to the foregoing website and access the webcast before the start time of the Annual Meeting.
EXPLANATORY NOTE
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.07 billion or more in annual gross revenues; (ii) December 31, 2023; (iii) our issuance, in a three-year period, of more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer under U.S. Securities and Exchange Commission (the “SEC”) rules. In addition, our disclosure set forth in this proxy statement complies with the Jumpstart Our Business Startups Act of 2012, including the scaled down compensation disclosures for a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What is the purpose of this proxy statement?
The Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting a proxy from each holder of our common stock to vote on the items to be considered at the Annual Meeting, scheduled to take place on Thursday, May 25, 2023, or at any adjournment or postponement of the Annual Meeting.
We are first mailing or making available to stockholders this proxy statement and related materials on or about April 13, 2023.
Why did I receive a Notice of Internet Availability of Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the 2023 Annual Meeting, including at any adjournment or postponement of the Annual Meeting. All stockholders of record at the close of business on March 30, 2023 (the “Record Date”) will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We will mail the Notice on or about April 13, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Why did members of my household only receive one copy of the Notice even though multiple stockholders live here?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Many brokers with account holders who are Neuronetics stockholders will be “householding” the Company’s proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Broadridge Financial Solutions, Inc. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers or Broadridge Financial Solutions, Inc. Any householded stockholder may request prompt delivery of a copy of the annual report or proxy statement by contacting Broadridge Financial Solutions, Inc. at 1-866-540-7095 or by writing to it at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
How do I attend the Annual Meeting?
The Annual Meeting will be held virtually on Thursday, May 25, 2023 at 8:00 a.m. Eastern Time. To attend and participate in the virtual Annual Meeting, stockholders of record at the close of business on the Record Date will need to visit www.virtualshareholdermeeting.com/STIM2023 and use the Control Number received in their Notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage stockholders to log in to this website and access the webcast before the start time of the Annual Meeting. Information on how to vote directly at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 28,452,713 shares of common stock outstanding and entitled to vote. A list of registered stockholders entitled to vote at the Annual Meeting will be available at Neuronetics’ offices,

3222 Phoenixville Pike, Malvern, PA 19355 during the ten days prior to the Annual Meeting. A list of stockholders of record will also be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/STIM2023.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with Neuronetics’ transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the Record Date your shares were held not in your name, but rather, in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in street name and the Notice is being forwarded to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you would like the ability to vote during the Annual Meeting, please follow the instructions from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•	Election of eight directors (Proposal 1); and
•	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023 (Proposal 2).
What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote during the Annual Meeting even if you have already voted by proxy.
•
To vote during to the Annual Meeting, go to www.virtualshareholdermeeting.com/STIM2023 to complete an electronic proxy card. You will be asked to provide the Control Number from the Notice. Any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m., Eastern Time on May 24, 2023, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 24, 2023 to be counted.

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To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Control Number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 24, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from Neuronetics. Simply follow the voting instructions in that notice to ensure that your vote is counted. To vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your computing device and internet access, such as the cost of such device and the software thereon and usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet by the relevant deadline or during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director and “For” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion with respect to Proposal 2. Your broker, bank or other agent cannot vote on Proposal 1 without your instruction. To ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Neuronetics’ Corporate Secretary at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355.
•
You may attend and vote during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. If you plan to revoke your proxy by voting your shares at the Annual Meeting, see the instructions set forth in the section entitled “How do I vote?” above.

Your most current proxy card or telephone or internet proxy received by the Company prior to the applicable deadline is the one that is counted. Voting at the Annual Meeting will supersede any prior votes that you cast.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be in proper form pursuant to Rule 14a-8 of the Exchange Act and received by the Corporate Secretary of the Company in writing by December 15, 2023 (assuming an April 13, 2023 mailing date of these proxy materials), at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355. If you wish to submit a proposal (including a director nomination) at our 2024 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must provide the information specified in our bylaws in writing to our Corporate Secretary at the address above no earlier than the close of business on January 26, 2024, nor later than the close of business on February 25, 2024; provided, however, that if our 2024 Annual Meeting of Stockholders is held before April 25, 2024 or after June 24, 2024, then notice by the stockholder must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the tenth 10th day following the day on which public announcement of the date of such meeting is first made in order for such notice to be timely.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposal, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
When a beneficial owner of shares held in street name does not give instructions to his or her broker, bank or other agent holding the shares as to how to vote on a non-routine matter, the broker, bank or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 2 is considered to be routine and, therefore, we do not expect broker non-votes in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent holding the shares by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
On each proposal to be voted upon, stockholders have one vote for each share of our common stock owned as of the Record Date. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld Votes and Abstentions	Effect of Broker Non-Votes
1
The election to the Board of Directors of the following eight nominees presented by the Board: John K. Bakewell, Joseph H. Capper, Robert A. Cascella, Sheryl L. Conley, Wilfred E. Jaeger, Glenn P. Muir, Megan Rosengarten, and Keith J. Sullivan.

Nominees receiving the most FOR votes will be elected as directors.

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.
			Withheld votes have no effect.	None.

2	Ratification of selection of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2023.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of votes against the proposal.	Not Applicable. We do not expect any broker non-votes on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then outstanding shares of the common stock entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 28,452,713 shares issued and outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors currently consists of eight directors: John K. Bakewell, Joseph H. Capper, Robert A. Cascella, Sheryl L. Conley, Wilfred E. Jaeger, Glenn P. Muir, Megan Rosengarten, and Keith J. Sullivan. Each of our current directors has been nominated to serve as a director this year. Each director to be elected and qualified will hold office until our next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Neuronetics. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Company’s Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.
John K. Bakewell, age 61, has served as a member of the Board since April 2020. Mr. Bakewell is a strategic executive with more than 30 years of experience in senior executive roles and as a board member of several medical technology companies. He most recently held the position of Chief Financial Officer of Exact Sciences Corporation, a molecular diagnostics company, and previously Chief Financial Officer of Lantheus Holdings, Inc., a diagnostic medical imaging company. Mr. Bakewell has also served in Chief Financial Officer positions at Interline Brands, Inc., a distributor and direct marketer of broad-line maintenance, repair and operations products; RegionalCare Hospital Partners, an owner and operator of non-urban hospitals; Wright Medical Group, Inc., an orthopedic medical device company; Altra Energy Technologies, Inc.; Cyberonics, Inc.; and Zeos International, Ltd. Mr. Bakewell began his career in the public accounting profession, serving seven years, collectively, with Ernst & Young and KPMG Peat Marwick. Mr. Bakewell has served as a member of the board of directors for Treace Medical Concepts, Inc. (Nasdaq: TMCI), a medical device company, since November 2020, Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a medical device company, since February 2018. Mr. Bakewell previously served on the board of directors of Entellus Medical, Inc., a public ENT-focused medical device company, until its acquisition by Stryker Corp.; ev3 Inc., a public endovascular medical device company, until its acquisition by Covidien plc; Keystone Dental, Inc., a private dental implant medical device company; and Corindus Vascular Robotics., Inc., a public cardiovascular robotics medical technology company. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (current status inactive). The Board believes Mr. Bakewell’s financial and managerial experience as a senior executive of several publicly traded medical technology companies, as well as his experience serving on the board of directors of other companies, qualifies him to serve as a director on the Board.
Joseph H. Capper, age 59, has served as a member of the Board since January 2023 and has served as the Chief Executive Officer and a director of MiMedx Group, Inc. (Nasdaq: MDXG) since January 2023. Prior to MiMedx Group, he served as President and Chief Executive Officer of BioTelemetry, Inc, (formerly Nasdaq: BEAT), the successor to CardioNet, Inc., and Home Diagnostics, Inc. (Nasdaq: HDIX). Prior to Home Diagnostics, Mr. Capper was President and Chief Executive Officer of CCS Medical Inc., a private company. Earlier, Mr. Capper spent nine years with Bayer Corporation, ultimately becoming National Sales Director of the Diabetic Products Division. Mr. Capper also has a distinguished service record, having served in the U.S. Navy as a combat aviator and later as a congressional liaison. Mr. Capper received his undergraduate degree in accounting from West Chester University and an MBA in International Finance from George Washington University. The Board believes Mr. Capper’s financial and managerial experience as a Chief Executive Officer of several publicly traded medical technology companies, as well as his experience serving on the board of directors of other companies, qualifies him to serve as a director on the Board.
Robert A. Cascella, age 68, has served as a member of the Board since April 2021. Over more than 30 years, Mr. Cascella has supported value creation in the healthcare industry, with a strong focus on innovation and integrated solutions. Mr. Cascella retired from Philips on December 31, 2021, after working for the company since 2015. The last position he held before retiring was Executive Vice President and Strategic Business Development Leader and was also a member of the company’s Executive Committee. Prior to that role, Mr. Cascella was the CEO for the Precision Diagnosis Segment, responsible for the integration of smart systems, software, informatics and services dedicated to delivering on the promise of precision medicine. Prior to that role, Mr. Cascella was the CEO of the Diagnosis and Treatment Segment, where he was responsible for the development and growth of modality-based diagnostics and interventional treatment and therapy. Before joining Philips, Mr. Cascella spent 11 years at Hologic, a global leader in Women’s Health, as its president, and later, its CEO. Under his leadership, Hologic broadly diversified its product portfolio and substantially grew revenues through a combination of innovative product development and acquisition, as well as the building of strong customer relationships. Mr. Cascella serves as a board director for Celestica (NYSE: CLS), Mirion Technologies (NYSE: MIR) and Koru Medical Systems (Nasdaq: KRMD). He is also a NACD certified director. Mr. Cascella holds a Bachelor of Arts in accounting from Fairfield University. The Board believes Mr. Cascella’s financial and managerial experience as CEO of a publicly traded medical technology company, as well as his experience serving on the board of directors of other companies qualifies him to serve as a director on the Board.
Sheryl L. Conley, age 62, has served as a member of the Board since October 2019. Ms. Conley is a 35-year veteran of the orthopedic medical device industry with expertise and executive leadership experience in running full P&L business segments, global brand management, marketing, sales, product development, and operations. Ms. Conley currently serves as an independent Board Director for Surgalign, Inc. is the Board Chair and is also a member of the Audit Committee (May 2021 - present). She also serves as an independent public Board Director for Anika Therapeutics, Inc. and is a member of the Audit and Compensation committees (October 2021 - present). In addition to her public Board Director positions, Ms. Conley is an independent Board Director for Keystone Dental, Inc a privately held company and is a member of the Audit Committee (February 2022 - present). Recently, Ms. Conley was President and Board Member of AcceLINX, Inc., a musculoskeletal health business accelerator from (March 2017 - December 2022). From September 2012 to May 2017, Ms. Conley was President & CEO of OrthoWorx, Inc., a community-based initiative that works strategically and collaboratively with the orthopedic industry and other stakeholders to ensure that the Warsaw region continues to reap the social and economic benefits that derive from its position as The Orthopedic Capital of the World.™ Prior to her role as the President and CEO of OrthoWorx, Ms. Conley spent 25 years with Zimmer, Inc. in a number of escalating executive leadership roles across a variety of product segments and geographies, during which she provided key leadership in the development and commercial release of over 50 industry leading brands, including as Group President, Americas and Global Brand Management, and Chief Marketing Officer from December 2005 until May 2008. Ms. Conley holds a Bachelor of Science (Biology and Chemistry) and an MBA from Ball State University. The Board believes that Ms. Conley’s business expertise in the medical device industry, executive leadership and experience in operations and international markets qualifies her to serve as a director on the Board.
Wilfred E. Jaeger, M.D., age 66, has served as a member of the Board since May 2005. Dr. Jaeger co-founded Three Arch Partners, a venture capital firm, in 1993 and has served as a Partner since that time. Prior to co-founding Three Arch Partners, Dr. Jaeger was a general partner at Schroder Ventures. He is a member of the board of directors of Concert Pharmaceuticals, Inc., a public pharmaceutical company, and numerous private companies. Dr. Jaeger was a member of the Board of Directors of Nevro Corp from January 2012 until December 2020. Dr. Jaeger received a B.S. in Biology from the University of British Columbia, his M.D. from the University of British Columbia School of Medicine, and an M.B.A. from Stanford University. The Board believes Dr. Jaeger’s financial and medical knowledge and experience qualifies him to serve as a director on the Board.
Glenn P. Muir, age 64, has served as a member of the Board since July 2017. From 1992 until 2014 when he retired, Mr. Muir was the Chief Financial Officer at Hologic, Inc., a publicly-traded manufacturer and supplier of medical products. He served as Hologic’s Executive Vice President of Finance & Administration from 2000 to 2014, as Vice President of Finance & Administration from 1992 to 2000, and as Controller from 1988 to 1992. Mr. Muir served as a Director of Hologic from 2001 to 2013. Mr. Muir served as Chief Financial Officer and Vice President of Finance & Administration at Metallon Engineered Materials Corp. from 1986 to 1988. He served as a Senior Auditor with Arthur Andersen & Co. from 1981 to 1984. Mr. Muir has been a Director of two publicly traded life science and biotechnology companies, Repligen Corporation and G1 Therapeutics, Inc., since 2015. He served as an Independent Director at ReWalk Robotics Ltd. and RainDance Technologies, Inc.,

both from 2014 to 2017. Mr. Muir earned his bachelor’s degree in accounting from the University of Massachusetts in Amherst, his M.B.A. from the Harvard Business School, and his M. Sc. in taxation from Bentley College Graduate School of Business. He is a certified public accountant (inactive since 2022). The Board believes Mr. Muir’s leadership and management experience with medical product companies and financial expertise qualifies him to serve as a director on the Board.
Megan Rosengarten, age 46, has served as a member of the Board since August 2021. Ms. Rosengarten is a proven leader known for identifying and championing disruptive technologies in the healthcare space, as well as for commercializing new insights and opportunities. She served as President of the Surgical Robotics business of Medtronic, a $20B+ medical device company, from 2018 to 2022. There she built and launched a new robotics Global Operating Unit and acquired and successfully integrated a UK-based surgical artificial intelligence start-up, Digital Surgery. From 2014 to 2018, Ms. Rosengarten was VP, Global Marketing, for Hologic’s $1B Breast and Skeletal Health Division where she served a key role in the company’s turnaround by defining global strategies and executing on opportunities to accelerate growth through innovation. Prior to joining Hologic, Ms. Rosengarten worked at Covidien from 2008 to 2014 where she helped to found the Robotics incubator to which she later returned to lead and commercialize. Prior to joining Covidien, she led marketing efforts for contact lens and consumer healthcare brands at Johnson & Johnson. Throughout her career, Ms. Rosengarten has received honors, including the 2021 Connecticut Woman of Innovation award, the 2021 Global Inclusion, Diversity and Equity award, the Hologic President’s Circle of Excellence award, and the Covidien President’s Award for excellence in innovation and leadership. She has also served on the board of BioCT, an organization dedicated to advancing the bioscience industry in Connecticut and as a director of Digital Surgery post-acquisition by Medtronic. In January 2023, Ms. Rosengarten joined the Board of Directors of Early Bird Medical, Inc., a medical device startup committed to saving the lives of mothers by developing innovative products that allow for rapid postpartum hemorrhage intervention. Ms. Rosengarten earned her MBA from Kenan-Flagler Business School at the University of North Carolina, with concentrations in marketing and international business, and her B.S. in Biological Anthropology and Anatomy from Duke University. The Board believes Ms. Rosengarten’s management experience with medical product companies and expertise commercializing and marketing medical devices qualifies her to serve as a director on the Board.
Keith J. Sullivan, age 64, has served as our President and Chief Executive Officer and a member of the Board since July 2020. Previously, he was Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan previously served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary. Mr. Sullivan serves on the Boards of Directors of Sientra, Inc. and Venus Concept. The Board believes Mr. Sullivan’s leadership role at the Company, responsibility for developing our strategic direction and management experience with medical product companies qualifies him to serve as a director on the Board.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
Applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, that neither the director nor any of his or her family members have engaged in various types of business dealings with us and that the director is not associated with the holders of more than 5% of our common stock. In addition, under applicable Nasdaq rules, a director will only qualify as an independent director if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has determined that all of our directors other than Mr. Sullivan are independent directors, as defined under applicable Nasdaq rules. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.
There are no family relationships among any of our directors or executive officers.
BOARD LEADERSHIP STRUCTURE
The Board has an independent Chair, Robert A. Cascella, who has authority, among other things, to preside over Board meetings and stockholder meetings, and shall have such powers and duties as may from time to time be assigned by the Board. The Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. We currently believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee and Nominating and Corporate Governance Committee also monitor compliance with legal and regulatory requirements.
MEETINGS OF THE BOARD
The Board met nine times during 2022. The Audit Committee met four times in 2022. The Compensation Committee met six times in 2022. The Nominating and Corporate Governance Committee met four times in 2022. Each Board member attended at least 75% of the meetings of the Board and the committees on which he or she served in 2022. The Neuronetics independent directors met in regularly scheduled executive sessions during fiscal year 2022, at which only independent directors were present in compliance with applicable Nasdaq listing standards. Mr. Cascella, the Chair of the Board during 2022, presided over the executive sessions.
BOARD DIVERSITY
The Board is actively seeking diverse candidates with professional, educational, and other experiences and qualities (as described in the section entitled “Director Qualifications” below) that will complement those of our current directors. While the Board believes that its current size and skill set are appropriate, the Board also recognizes the benefit of attracting individuals to the Board who are members of underrepresented people groups, many of which are disproportionately affected by the mental health conditions that the NeuroStar Advanced Therapy System is designed to treat.
The following matrices presents the Board’s diversity statistics as of March 30, 2023 and July 19, 2022, respectively:
Board Diversity Matrix (as of March 30, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Diversity Matrix (as of July 19, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board may from time to time establish other committees. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of its committees meets the applicable Nasdaq rules and regulations regarding independence and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Neuronetics. The following table provides the current committee membership for each of the Board committees.
Name	Audit	Compensation	Nominating and Corporate Governance
John K. Bakewell	X	Chair
Joseph H. Capper	*
Robert A. Cascella	X		X
Sheryl L. Conley	X		Chair
Wilfred E. Jaeger		X
Glenn P. Muir	Chair	X
Megan Rosengarten		X
*	Mr. Capper joined the Audit Committee on January 1, 2023.
Audit Committee
As of December 31, 2022, Ms. Conley and Messrs. Bakewell, Cascella and Muir served as the members of the Audit Committee, with Mr. Muir serving as chair of the Audit Committee. The Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
The Board has determined that each of Messrs. Bakewell, Capper, Cascella and Muir qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. In making this determination, the Board has considered their formal education and previous and current experience in financial and accounting roles. Our independent registered public accounting firm regularly meets with the Audit Committee in executive session.
The functions of the Audit Committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the audit committee report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.
A current copy of the Audit Committee charter is available on the Company’s website at http://ir.neuronetics.com. The Company believes that the composition and functioning of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. The Company intends to comply with future requirements to the extent they become applicable.
Compensation Committee
As of December 31, 2022, Messrs. Bakewell and Muir, Dr. Jaeger and Ms. Rosengarten served as the members of the Compensation Committee, with Mr. Bakewell serving as chair of the Compensation Committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of the Compensation Committee include, among other things:
•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the Board regarding) our overall executive compensation strategy and policies;
•
reviewing and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of our President and Chief Executive Officer and assessment of his or her performance against these goals and objectives;

•	reviewing and making recommendations to the Board regarding the compensation and other terms of employment of our President and Chief Executive Officer;
•
approving (or if it deems appropriate, making recommendations to the Board regarding) the compensation and other terms of employment of our executive officers other than our President and Chief Executive Officer;

•
setting (or if it deems appropriate, making recommendations to the Board regarding) performance goals and objectives relevant to the compensation of our executive officers other than our President and Chief Executive Officer and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

•
establishing policies with respect to votes by our stockholders to approve executive and director compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive and director compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive and director compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and approving (other than with respect to our President and Chief Executive Officer) or making recommendations to the Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and
•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.
In 2022, the Compensation Committee engaged Alpine Rewards (“Alpine”), a compensation consulting firm, to assess and make recommendations with respect to the amounts and types of compensation to provide our executives and non-employee directors. Alpine did not provide any other services to us during 2022 other than those for which it had been retained by the Compensation Committee.
As part of the executive compensation process, the Compensation Committee reviewed compensation assessments prepared by Alpine comparing our executive compensation to that of a group of peer companies and met with Alpine to discuss compensation of our executive officers, including our President and Chief Executive Officer, and to receive Alpine’s input and advice. Our President and Chief Executive Officer also provided recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer, other than himself. In making final executive compensation decisions for our executive officers other than our President and Chief Executive Officer and a recommendation to the Board regarding the compensation to be paid to our President and Chief Executive Officer, the Compensation Committee considered the recommendations of Alpine and our President and Chief Executive Officer (other than with respect to himself), as well as other factors, such as the Company’s revenue growth, utilization and sales of our recurring treatment sessions, expense management, the form and amount of compensation to be paid, the achievement by the Company of performance objectives, the general performance of the Company and the individual officers, and other relevant factors.
Final deliberations and decisions regarding executive compensation were made by the Compensation Committee and, in the case of compensation to be paid to our President and Chief Executive Officer, without the presence of any executive officer of the Company. In making final decisions regarding the compensation to be paid to our President and Chief Executive Officer, the Board considered the same factors and gave considerable weight to the recommendations of the Compensation Committee and Alpine. As part of the director compensation process, the Board considered the recommendations of Alpine and the Compensation Committee, as well as fees and other compensation paid to directors of a group of peer companies, the number of Board and committee meetings that our directors are expected to attend, and other factors that may be relevant.
A current copy of the Compensation Committee charter is available on the Company’s website at http://ir.neuronetics.com. We believe that the composition and functioning of the Compensation Committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee
As of December 31, 2022, Mr. Cascella and Ms. Conley served as the members of the Nominating and Corporate Governance Committee, with Ms. Conley serving as chair of the Nominating and Corporate Governance Committee. The Board has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The functions of the Nominating and Corporate Governance Committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on the Board;
•	determining the minimum qualifications for service on the Board;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on the Board is appropriate;
•	evaluating, nominating and recommending individuals for membership on the Board;
•	evaluating nominations by stockholders of candidates for election to the Board;
•	considering and assessing the independence of members of the Board;
•	developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;
•	reviewing and making recommendations to the Board with respect to management succession planning;
•	considering questions of possible conflicts of interest of directors as such questions arise;
•
reviewing the adequacy and effectiveness of the Company’s compliance practices generally and the Company’s policies and procedures for ensuring compliance with legal, regulatory and quality systems requirements and ethical programs and policies as established by management and the Board; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.
A current copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website at http://ir.neuronetics.com. We believe that the composition and functioning of the Nominating and Corporate Governance Committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The Nominating and Corporate Governance Committee also has the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders and to establish any policies, requirements, criteria and procedures in furtherance of the foregoing, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.
NOMINATION OF DIRECTORS BY STOCKHOLDERS
The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Corporate Secretary at Neuronetics, Inc. 3222 Phoenixville Pike, Malvern, PA 19355, who will then forward it to the Nominating and Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (as amended from time to time) promulgated by the SEC, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our bylaws. See “Questions and Answers About These Proxy Materials and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting?” for more information on these procedures. The Nominating and Corporate Governance Committee will consider and evaluate persons recommended by the stockholders in the same manner as it considers and evaluates other potential directors, including incumbent directors.

DIRECTOR QUALIFICATIONS
The Board believes that its membership should consist of individuals with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a director of the Company. The Nominating and Corporate Governance Committee is responsible for ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential director candidates and recommending to the director candidates to be nominated for election to the Board. In evaluating director candidates and nominees, the Nominating and Corporate Governance Committee considers the following criteria: professional experience; education; skill; diversity; differences of viewpoint; other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; industry experience; subject matter expertise; ability to express opinions, ask difficult questions and make informed, independent judgments; and the ability to devote sufficient time to prepare for and attend Board meetings. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at http://ir.neuronetics.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board expects that the views of our stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to: (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals; or (ii) service of process or any other notice in a legal proceeding.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
John K. Bakewell
Sheryl L. Conley
Glenn P. Muir (Chair)
Robert A. Cascella
Joseph H. Capper
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
KPMG currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2022. KPMG has served as our auditors since 2003. KPMG does not have and has not had any financial interest, direct or indirect, in the Company, and does not have and has not had any connection with the Company except in its professional capacity as our independent auditors.
The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such selection. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of KPMG. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the selection of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Audit and non-audit services to be provided by KPMG are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
The Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fee of our independent registered public accounting firm.
“For” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to ratify the selection of KPMG. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of this Proposal 2.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the years ended December 31, 2022 and 2021, by KPMG, our principal accountant.
	Year Ended December 31,
	2022	2021
Audit Fees(1)	$647,608	$535,000
Audit-related Fees	$—	$—
Tax Fees(2)	$103,501	$83,747
All Other Fees	$—	$—
Total Fees	$751,109	$618,747
(1)
For the years ended December 31, 2022 and 2021, the aggregate audit fees billed for professional services rendered for audits and quarterly reviews of our financial statements and procedures required for filings with the SEC. Audit fees also include out-of-pocket expenses associated with the annual audit and related quarterly reviews.

(2)	Tax fees consist of fees for tax consultation and compliance services.
All fees described above were pre-approved by the Audit Committee.

Pre-Approval Procedures
The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.
The Audit Committee has determined that the rendering of services other than audit services by KPMG is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of the Record Date by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors, each nominee for director and each of our Named Executive Officers; and;
•	all of our directors and Named Executive Officers as a group.
Beneficial ownership is based upon 28,452,713 shares of common stock issued and outstanding as of the Record Date and determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting of outstanding equity awards that are exercisable or subject to vesting within 60 days after the Record Date are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise noted below, the address of each director and executive officer is c/o Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355.
	Number and Percentage of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percent
5% or greater stockholders:(1)
Cannell Capital LLC(a)	3,068,103	10.8%
Archon Capital Management LLC(b)	1,825,806	6.4%
Directors and executive officers:
Keith J. Sullivan(2)	1,081,746	3.8%
Stephen Furlong(3)	307,817	1.1%
W. Andrew Macan(4)	162,823	*%
John K. Bakewell(5)	92,388	*%
Robert A. Cascella(6)	88,893	*%
Sheryl L. Conley(7)	85,212	*%
Wilfred E. Jaeger(8)	118,301	*%
Glenn P. Muir(9)	165,085	*%
Megan Rosengarten(10)	49,526	*%
Joseph H. Capper(11)	6,783	*%
All executive officers and directors as a group	2,158,074	7.3%
*	Indicates beneficial ownership of less than 1% of the shares of common stock outstanding.
(1)
Based on number of shares reported by the 5% or greater stockholders on Schedule 13D, 13G or Form 4 filed with the SEC as of the Record Date. Percentage ownership in the table above is based on 28,452,713 shares outstanding on March 30, 2023.

(a)
J. Carlo Cannell is the managing member of Cannell Capital, LLC. As such, he possesses the sole power to vote and dispose of the shares beneficially owned by Cannell Capital, LLC. The address of this limited liability corporation is 245 Meriwether Circle, Alta, WY 83414.

(b)
Constantinos Christofilis is the managing member of Archon Capital Management LLC and he may be deemed to have shared power to vote and dispose of the shares held by Archon Capital Management LLC. The address of the limited liability corporation is 1100 19th Avenue E, Seattle, Washington 98112.

(2)
Consists of 472,913 shares of common stock and 545,833 shares of common stock issuable upon exercise of outstanding options. Does not include 354,167 shares of common stock issuable upon exercise of outstanding options which have not yet vested, awards of restricted stock units representing 724,285 shares of our common stock which have not yet vested, or awards of performance restricted stock units representing 350,000 shares of common stock which have not vested.

(3)
Consists of 184,206 shares of common stock and 105,569 shares of common stock issuable upon exercise of outstanding options. Does not include 12,276 shares of common stock issuable upon exercise of outstanding options which have not yet vested, awards of restricted stock units representing 257,928 shares of our common stock which have not yet vested, or awards of performance restricted stock units representing 35,000 shares of common stock which not vested.

(4)
Consists of 150,093 shares of common stock. Does not include awards of restricted stock units representing 250,446 shares of our common stock which have not yet vested or awards of performance restricted stock units representing 10,000 shares of common stock which have not vested.

(5)	Consists of 53,478 shares of common stock and restricted stock units representing 38,910 shares of our common stock.
(6)	Consists of 40,255 shares of common stock and restricted stock units representing 48,638 shares of our common stock.
(7)	Consists of 39,672 shares of common stock, 6,630 shares of common stock issuable upon exercise of outstanding options and restricted stock units representing 38,910 shares of our common stock.
(8)	Consists of 63,289 shares of common stock, 16,102 shares of common stock issuable upon exercise of outstanding options and restricted stock units representing 38,910 shares of our common stock.
(9)	Consists of 89,373 shares of common stock, 36,802 shares of common stock issuable upon exercise of outstanding options and restricted stock units representing 38,910 shares of our common stock.
(10)	Consists of 10,616 shares of common stock and restricted stock units representing 38,910 shares of our common stock.
(11)	Consists of 1,000 shares of common stock and restricted stock units representing 5,783 shares of our common stock.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of April 13, 2023.
NAME	AGE	POSITION(S)
Keith J. Sullivan	64	President and Chief Executive Officer
Stephen Furlong	59	Executive Vice President, Chief Financial Officer and Treasurer
W. Andrew Macan	50	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Keith J. Sullivan has served as Neuronetics’ Director, President and Chief Executive Officer since July 2020. Previously, he was Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan previously served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary. Mr. Sullivan serves on the Boards of Directors of Sientra, Inc. and Venus Concept.
Stephen Furlong has served as our Executive Vice President, Chief Financial Officer and Treasurer since February 2023, from February 2021 to February 2023 as Senior Vice President, Chief Financial Officer and Treasurer, and from July 2019 to February 2021 as Vice President, Finance and Chief Financial Officer. Mr. Furlong served as a member of our Office of the President from March 2020 until July 2020. Prior to joining the Company, Mr. Furlong worked at Metabolon, a private life science company in metabolomics, a phenotyping technology for advancing biomarker discovery, diagnostic testing and precision medicine, from November 2017 to July 2019, where he most recently served as Senior Vice President of Finance and Corporate Secretary. Prior to joining Metabolon, Mr. Furlong was Vice President Finance at Verscend Technologies from February 2017 to June 2017. From April 2015 to September 2016, he served as Chief Financial Officer of Rapid Micro Biosystems, which manufactures and distributes products for detection of microbial contamination. Before joining Rapid Micro Biosystems, Mr. Furlong spent 14 years at Hologic, a publicly-traded medical technology company, where he held a number of roles of increasing responsibilities, most recently Senior Vice President, Finance and Sales Administration. Prior to his experience at Hologic, Mr. Furlong held positions at Safety 1st, Stratus Computer Inc., and Raytheon Company. Mr. Furlong received his B.A. in Political Science from The Pennsylvania State University and his Master of Finance degree from Bentley University.
W. Andrew Macan has served as our Executive Vice President, General Counsel, Compliance Officer and Corporate Secretary since February 2023, and from January 2020 to February 2023 as Senior Vice President, General Counsel, Compliance Officer and Corporate Secretary. Mr. Macan served as a member of our Office of the President from March 2020 until July 2020. Prior to joining the Company, Mr. Macan was Senior Vice President, General Counsel and Corporate Secretary of U.S. Silica Holdings, Inc., a Russell 2000 diversified minerals company, from October 2018 until January 2020. He served in roles of increasing responsibility with Axalta Coating Systems, LLC, from October 2013 until October 2018, most recently as General Counsel and Chief Compliance Officer, Americas, and The Chubb Corporation, from October 2003 until October 2013, including as Vice President, Corporate Counsel and Secretary for over 8 years. Mr. Macan began his career in private practice at Ballard Spahr LLP and Dechert LLP. He earned a B.A. in Government from Franklin & Marshall College and his J.D. from Emory University School of Law with distinction and Order of the Coif.

EXECUTIVE COMPENSATION
As an emerging growth company, we are not required to include a Compensation Discussion and Analysis in our executive compensation disclosure and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies. The following section describes the compensation that was earned by the individuals who served as our principal executive officer during 2022 and our two other most highly-compensated executive officers who were serving as executive officers as of December 31, 2022 (our “Named Executive Officers”). Our Named Executive Officers for 2022 were:
•	Keith J. Sullivan, President and Chief Executive Officer
•	Stephen Furlong, Executive Vice President, Chief Financial Officer and Treasurer;
•	W. Andrew Macan, Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary;
Executive Compensation Process
The Compensation Committee is responsible for the executive compensation program for our executive officers, including our Named Executive Officers, and reports to the Board on its discussions, decisions and other actions. The Compensation Committee has reviewed the corporate goals and objectives relating to the compensation of our President and Chief Executive Officer, evaluated the performance of our President and Chief Executive Officer in light of those goals and objectives and recommended to the Board the compensation of our President and Chief Executive Officer based on such evaluation. In addition, the Compensation Committee has reviewed and approved all compensation for our other executive officers, including our other Named Executive Officers.
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our Named Executive Officers for the fiscal years ended December 31, 2022 and 2021.
Name and Principal Position (a)	Year (b)	Salary ($) (d)	Bonus ($) (d)	Restricted Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Keith J. Sullivan President and Chief Executive Officer	2022	$676,000	$841,620	$900,001	—	—	$12,332	$2,429,953
	2021	$650,000	$585,000	$1,592,000	—	—	$11,730	$2,838,730

Stephen Furlong, Executive Vice President, Chief Financial Officer	2022	$430,975	$276,901	$560,003	—	—	$79,990	$1,347,869
	2021	$414,400	$186,480	$1,180,302	—	—	$79,141	$1,860,323

W. Andrew Macan Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2022	$393,640	$252,914	$528,002	—	—	—	$1,174,556
	2021	$378,500	$170,325	$750,303	—	—	—	$1,299,128
(1)
The amounts reported represent the aggregate grant date fair value of the options to purchase shares of our common stock and stock awards that may be settled for shares of our common stock granted to the Named Executive Officers in the covered fiscal years, calculated in accordance with the Financial Accounting Standard Board’s ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. See Note 15 (Share Based Compensation) to our financial statements as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023 for the assumptions used in calculating the grant date fair value of the stock options and stock awards reported in these columns.

(2)
Reflects amounts paid pursuant to our bonus program for each of the covered fiscal years. For a description of our fiscal 2022 bonus program, see “Narrative Disclosure to Summary Compensation Table” below.

(3)
For the years ended December 31, 2022 and 2021 the amount reported for Mr. Sullivan includes payment of $12,332 and $11,730 respectively, for automobile commuting costs to spend business time in Corporate Headquarters in Malvern, PA, including $432 and $330 respectively for a “gross-up” payment to offset the tax liability. For the years ended December 31, 2022 and 2021, the amount reported for Mr. Furlong includes payment of $79,990 and $79,141 respectively, for relocation expenses associated with travel to the Company’s headquarters, including $33,865 and $33,541 respectively, for a “gross-up” payment to offset the tax liability incurred in connection with such expenses. Such amount is to be repaid to the Company if Mr. Furlong terminates his employment with us voluntarily or his employment is terminated for cause within 24 months of the effective date of his employment.

Narrative Disclosure to 2022 Summary Compensation Table
The compensation of our Named Executive Officers generally consists of base salary, an annual non-equity incentive opportunity and long-term incentive compensation in the form of equity awards.
Base Salary
The Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, from time to time and makes adjustments (or, in the case of our President and Chief Executive Officer, may recommend adjustments for approval by the Board) as it determines to be reasonable and necessary to reflect the scope of their performance, contributions, responsibilities, experience, prior salary level, position and market conditions, including base salary amounts relative to similarly-situated executive officers at peer group companies. On February 9, 2022, the Compensation Committee adjusted Messrs. Furlong’s and Macan’s base salaries to $430,975 and $393,640, respectively, effective January 1, 2022. Upon the recommendation of the Compensation Committee, the Board adjusted Mr. Sullivan’s base salary to $676,000, effective January 1, 2022. The Compensation Committee evaluated all executive base salaries in consultation with Alpine.
Annual Cash Bonuses
Each of Messrs. Sullivan, Furlong and Macan participated in our 2022 annual non-equity incentive plan, pursuant to which they were eligible to earn a cash incentive award based on corporate performance focused on revenue and earnings before interest and taxes (“EBIT”) objectives. The 2022 target annual cash incentive opportunity of Messrs. Sullivan, Furlong and Macan was 100%, 50% and 50% of annual base salary, respectively. In early 2023, the Compensation Committee evaluated the Company’s performance relative to these performance metrics. After considering the Company’s revenue and EBIT performance in the context of the market conditions that evolved throughout the year, the Company’s strong fourth quarter business results and, with respect to Messrs. Furlong and Macan, their performance against their pre-established individual performance goals, the Compensation Committee determined to pay Messrs. Sullivan, Furlong and Macan cash incentive awards at 125%, 129% and 129%, respectively, of target. As the Compensation Committee exercised discretion in calculating the cash amounts paid to Messrs. Sullivan, Furlong and Macan with respect to the year ending December 31, 2022, those amounts are set forth in the column entitled “Bonus” in the “Summary Compensation Table”.
Long-Term Incentive Compensation
Pursuant to the terms and conditions of our equity incentive plans, we generally grant restricted stock unit awards to our employees, including our Named Executive Officers.
On February 9, 2022, Messrs. Sullivan, Furlong and Macan received restricted stock units representing 283,912, 176,657 and 166,562 shares, respectively. For a description of restricted stock unit awards that may be settled for shares of our common stock granted to our Named Executive Officers in 2022, please see the “Outstanding Equity Awards at Fiscal Year-End Table.”
Employment Agreements
We have entered into employment agreements or offer letters with Messrs. Sullivan, Furlong, and Macan. The key terms and conditions of these agreements are described below. For a discussion of the post-employment compensation arrangements with each of our Named Executive Officers, please see “Executive Officer Post-Employment Compensation Arrangements.”
Mr. Sullivan
We entered into an employment agreement with Mr. Sullivan dated July 14, 2020, pursuant to which we employed him as our President and Chief Executive Officer and he serves as a member of the Board. The agreement entitled Mr. Sullivan to a target annual cash bonus opportunity of at least 75% of his annual base salary, subject to annual review and adjustment by the Board upon recommendation from the Compensation Committee, with the actual amount of such annual bonus payable to be determined by the Board, based on the achievement of corporate performance objectives determined and agreed to by the Board. Mr. Sullivan’s 2022 annual base salary was $676,000. See “Executive Officer Post-Employment Compensation Arrangements” for more information regarding severance benefits.

Messrs. Furlong and Macan
We entered into employment offer letters with each of Messrs. Furlong and Macan. The employment of each is “at will” and each agreement endures until terminated by either party. See “Executive Officer Post-Employment Compensation Arrangements” for more information regarding severance benefits.
Perquisites
Under the terms of his employment agreement, we pay the commuting costs for Mr. Sullivan to spend his business time at our corporate headquarters in Malvern, PA. In addition, Mr. Furlong is entitled to commuting costs reimbursement, including reimbursement for weekly round-trip coach class airfare to Malvern, PA; reimbursement of certain related travel expenses; a housing allowance in Malvern of up to $2,000 per month; and a tax gross-up payment to offset any tax liability Mr. Furlong incurs as a result of any reimbursed relocation expenses.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding the outstanding and unexercised stock options and restricted stock unit awards held by each of our Named Executive Officers as of December 31, 2022. The vesting schedule applicable to each outstanding equity award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the equity awards of our Named Executive Officers, see “Executive Officer Post-Employment Compensation Arrangements.”
Name (a)	Equity Award Grant Date	Number of securities Underlying Unexercised options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (g)	Market Value of Shares or Units of Stock that have not Vested (h)
Mr. Sullivan	07/14/20	566,666	333,334(3)	$1.98	07/13/30	500,000(4)	$3,435,000
	02/03/21	—	—	—	—	100,000(5)	$687,000
	02/09/22	—	—	—	—	283,912(2)	1,950,475

Mr. Furlong	07/22/19	105,569	12,276(1)	$11.48	07/21/29	—	—
	01/15/20	—	—	—	—	31,673(2)	$217,954
	03/05/20	—	—	—	—	21,755(2)	$149,457
	02/03/21	—	—	—	—	58,452(6)	$401,565
	10/04/21	—	—	—	—	6,667(3)	$45,802
	02/09/22	—	—	—	—	176,657(2)	$1,213,634

Mr. Macan	01/21/20	—	—	—	—	33,724(2)	$231,684
	03/05/20	—	—	—	—	25,422(2)	$174,649
	07/07/20	—	—	—	—	6,252(2)	$42,951
	02/03/21	—	—	—	—	32,112(7)	$220,609
	10/04/21	—	—	—	—	6,667(2)	$45,802
	02/09/22	—	—	—	—	166,562(2)	$1,144,281
(1)
Option to purchase shares of our common stock vests as to 25% of the shares subject to the option on the first anniversary of the Named Executive Officer’s relevant vesting commencement date and the remaining shares vest as to 1/36th of such shares each month thereafter.

(2)
One-third or approximately thirty-three percent (33%) of the shares subject to the RSUs grant shall vest on the first, second, and third anniversary of the original grant date subject to Reporting Person continuing to provide service through each such date.

(3)
Option to purchase shares of our common stock vests as to 25% of the shares subject to the option on the first anniversary of Mr. Sullivan’s relevant vesting commencement date and the remaining shares vest as to 1/48th of such shares each month thereafter.

(4)
Consists of (i) 500,000 RSU grant that vests in four equal annual installments beginning on July 14, 2021, in each case subject to continuous service of the Reporting Person through such date and (ii) 500,000 performance restricted stock units (“PRSUs”) grant comprised of four equal tranches each of which vest in equal installments of 125,000 shares based on appreciation of the Company’s common stock price to $10, $15, $20 and $25 per share, respectively, measured using a trailing 30-day volume weighted average price (“VWAP”) of a share of the Company’s common stock. 250,000 shares vested during December 31, 2021 period as the $10 and $15 per share VWAP requirement was satisfied.

(5)
Consists of a 100,000 PRSUs grant comprised of two equal tranches of which vest vest in equal installments of 50,000 shares based on appreciation of the Company’s common stock price to $30 and $35 per share, respectively, measured using a trailing 30-day volume weighted average price of a share of the Company’s common stock.

(6)
Consists of (i) 35,176 RSUs grant that vests in three equal annual installments beginning on February 3, 2022, in each case subject to continuous service of the Reporting Person through such date and (ii) 35,000 PRSUs grant that will vest based on appreciation of the Company’s common stock price to $25 per share, measured using a trailing 30-day volume weighted average price of a share of the Company’s common stock.

(7)
Consists of (i) 33,166 RSUs grant that vests in three equal annual installments beginning on February 3, 2022, in each case subject to continuous service of the Reporting Person through such date and (ii) 10,000 PRSUs grant that will vest based on appreciation of the Company’s common stock price to $25 per share, measured using a trailing 30-day volume weighted average price of a share of the Company’s common stock.

Executive Officer Post-Employment Compensation Arrangements
Mr. Sullivan
In July 2021, the Company entered into a restrictive covenant and severance agreement with Mr. Sullivan, which updated certain provisions in his employment agreement. Under this updated agreement, if the Company terminates Mr. Sullivan’s employment without cause or Mr. Sullivan terminates his employment for good reason, Mr. Sullivan is entitled to receive 12 months of salary continuation, 12 months of benefits continuation and a prorated bonus for the year of termination. If the termination of Mr. Sullivan’s employment is in connection with a change of control, then, in lieu of the benefits described above, Mr. Sullivan is entitled to receive 18 months of salary continuation, 18 months of benefits continuation, a bonus for the year of termination paid at 150% of target and accelerated vesting of his outstanding equity awards.
Messrs. Furlong and Macan
In July 2021, the Company entered into restrictive covenant and severance agreements with each of Messrs. Furlong and Macan, which updated certain provisions in their original severance agreements. Under the new agreement, if the Company terminates the executive’s employment without cause or the executive terminates his employment for good reason, the executive is entitled to receive 12 months of salary continuation and 12 months of benefits continuation. If the termination of the executive’s employment is in connection with a change of control, then, in addition to the severance benefits above, the executive is entitled to receive a bonus for the year of termination paid at 100% of target and accelerated vesting of his outstanding equity awards.
For purposes of these agreements, “cause” generally means the executive’s indictment, conviction or plea of guilty or no contest to a felony or to a misdemeanor involving moral turpitude or that causes material damage to our public image or reputation, or to our operations or financial performance; gross negligence or willful misconduct with respect to their duties and responsibilities to us; alcohol or illegal substance abuse in the event we have reasonable grounds for suspecting they are under the influence while at work and their ability to perform their duties and responsibilities has been impaired; their failure to timely execute a restrictive covenant agreement; willful refusal or failure to perform any specific material lawful direction from the Board not cured within 30 days after delivery of written notice; willful and material breach of any written agreement with or duty owed to us; or if we determine that they have intentionally omitted any requested information or falsified any disclosed information either in their resume or during the interview process with us.
Messrs. Sullivan, Furlong, and Macan
For purposes of these agreements, “good reason” generally means a material adverse change in the executive’s position with us that reduces their title, level of authority, duties or responsibilities; a reduction in their base salary or target bonus; our failure to provide that they are eligible to participate in benefit plans on a basis at least as favorable as that of our other similarly situated senior corporate officers; or relocation of their principal worksite by more than 35 miles, unless it reduces their commute.
For purposes of these agreements, “change in control” generally means the occurrence of, in one transaction or a series of related transactions, any person becoming a beneficial owner, directly or indirectly, of our securities representing more than 50% of the voting power of our then-outstanding securities; a consolidation, share exchange, reorganization or merger in which our equity holders immediately prior to such event own less than 50% of the voting power of the resulting entity’s securities outstanding immediately following such event; or the sale or other disposition of all or substantially all of our assets; or any similar event deemed by the Board to constitute a “change in control.”
In consideration for the benefits extended under the severance agreements, Messrs. Sullivan, Furlong and Macan entered into restrictive covenant and invention assignment agreements with us, which agreements contain non-compete, non-solicitation and intellectual property protections in our favor.
Equity Award Acceleration
Under the terms of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), in connection with a change of control or similar corporate transaction, the Compensation Committee may choose, but is not required, to accelerate the vesting and exercisability of awards granted under the 2018 Plan.

DIRECTOR COMPENSATION
The Board has adopted a compensation policy with respect to the compensation of our non-employee directors who are not serving due to an affiliation with our investors. Pursuant to this policy, in 2022, each non-employee director received annual cash compensation of $55,000 and the Chair of the Board received an additional $60,000. Additionally, annual cash compensation for committee membership is as follows:
•	Audit Committee chair: $20,000;
•	Audit Committee member: $10,000;
•	Compensation Committee chair: $15,000;
•	Compensation Committee member: $7,500;
•	Nominating and Governance Committee chair: $10,000; and
•	Nominating and Governance Committee member: $5,000.
All annual cash compensation amounts are payable in equal quarterly installments in advance within the first 30 days of each quarter in which the service will occur. Cash retainers will be pro-rated for any partial year service. Eligible directors may elect to receive cash retainers in the form of vested common stock.
In addition, under this policy, on the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of the Company following the Annual Meeting will be granted a restricted stock unit award valued at $100,000, vesting in full one year from the grant date and, in any event, will be fully vested on the date of the next annual meeting of our stockholders or upon a change in control of the Company, subject to continued service as a director through the applicable vesting date. Mr. Cascella, the non-executive Chair of the Board, receives an additional restricted stock unit award valued at $25,000 for his service as the non-executive Chair. Eligible directors who are appointed outside of an annual meeting also will receive these equity awards, except their values will be pro-rated to reflect a partial year of service between annual meeting dates.
Mr. Sullivan, our President and Chief Executive Officer, receives no compensation for his service as a director.
The following table provides information for the year ended December 31, 2022 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director during the year ended December 31, 2022. Other than as set forth in the table and the narrative that follows it, in the year ended December 31, 2022, we did not pay any fees to our non-employee directors, make any equity or non-equity awards to non-employee directors or pay any other compensation to non-employee directors.
All compensation that we paid to Mr. Sullivan, our only employee director in 2022, is presented in the tables summarizing Named Executive Officer compensation in the section entitled “Executive Compensation.”
2022 Director Compensation Table
Name (a)	Fees Earned or Paid in Cash ($) (b)	Restricted Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	All Other Compensation ($) (g)	Total ($) (h)
John K. Bakewell(2)	$80,000	$99,999	—	—	$179,999
Robert Casella(3)	$126,250	$125,000	—	—	$251,250
Sheryl L. Conley(4)	$71,250	$99,999	—	—	$171,249
Wilfred E. Jaeger(5)	$62,500	$99,999	—	—	$162,499
Glenn P. Muir(6)	$82,500	$99,999	—	—	$182,499
Megan Rosengarten(7)	$62,500	$99,999	—	—	$162,499
Bruce J. Shook(8)	$53,333	$99,999	—	—	$153,332
(1)
The amounts reported represent the aggregate grant date fair value of the options to purchase shares of our common stock and restricted stock unit awards that may be settled for shares of our common stock granted to our non-employee directors in 2022, calculated in accordance with the Financial Accounting Standard Board’s ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. See Note 15 (Share Based Compensation) to our financial statements as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023 for the assumptions used in calculating the grant date fair value of the stock options and stock awards reported in these columns.
(2)	As of December 31, 2022, Mr. Bakewell held 38,910 shares of unvested restricted common stock.
(3)	As of December 31, 2022, Mr Cascella held 48,638 shares of unvested restricted common stock.
(4)	As of December 31, 2022, Ms. Conley held 38,910 shares of unvested restricted common stock and 6,630 exercisable options to purchase shares of common stock.
(5)	As of December 31, 2022, Dr. Jaeger held 38,910 shares of unvested restricted common stock and 16,102 exercisable options to purchase shares of common stock.
(6)	As of December 31, 2022, Mr. Muir held 38,910 shares of unvested restricted common stock and 36,802 exercisable options to purchase shares of common stock.
(7)	As of December 31, 2022, Ms. Rosengarten held 38,910 shares of unvested restricted common stock.
(8)	As of December 31, 2022, Mr. Shook held 38,910 shares of unvested restricted common stock. Mr. Shook stepped down from the Board on October 31, 2022.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Transactions with Related Persons
We adopted a written Related Person Transactions Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the Related Person Transactions Policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons, benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Audit Committee, or other independent body of the Board, is required to take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The Related Person Transactions Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

Certain Related-Person Transactions
Described below are the transactions to which we were a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding common stock, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the equity and other compensation agreements that are described under “Executive Compensation” and “Director Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
•
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as the case may be.

•
Mr. Sullivan’s son is employed by us in a sales function and is compensated and evaluated on a substantially similar basis as our other similarly situated employees, in an amount in excess of $120,000, including a significant variable commission component which can change from year-to-year and which we therefore cannot estimate. The Audit Committee reviewed and pre-approved this related-person transaction under our Related Person Transactions Policy.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

W. Andrew Macan

Executive Vice President, General Counsel, Chief Compliance
Officer and Corporate Secretary
April 13, 2023
A printed copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary.

NeuroStar
Advanced Therapy for Mental Health

NEURONETICS, INC.
3222 PHOENIXVILLE PIKE
MALVERN, PA 19355

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STIM2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) John K. Bakewell
02) Joseph H. Capper
03) Robert A. Cascella
04) Sheryl L. Conley
05) Wilfred E. Jaeger
06) Glenn P. Muir
07) Megan Rosengarten
08) Keith J. Sullivan

The Board of Directors recommends you vote FOR proposal 2:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000589469_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

NEURONETICS, INC.
Annual Meeting of Shareholders
May 25, 2023
8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen Furlong and W. Andrew Macan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEURONETICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. Eastern Time on May 25, 2023, virtually at www.virtualshareholdermeeting.com/STIM2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000589469_2 R1.0.0.6

Continued and to be signed on reverse side